UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2004

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant

(a)	On January 16, 2004, Tidewater Inc. (the “Company”) engaged Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent accountants to audit the Company’s consolidated financial statements for the year ending March 31, 2005. Ernst & Young LLP (“Ernst & Young”) who had been engaged as the Company’s principal independent accountants since 1997 was dismissed effective with the completion of its audit of the Company’s financial statements for the fiscal year ended March 31, 2004.

(b)	Ernst & Young’s reports on the Company’s consolidated financial statements during the two-year period ended March 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(c)	The decision to change the Company’s independent accountants from Ernst & Young to Deloitte & Touche was made by the Audit Committee of the Company’s Board of Directors.

(d)	During the Company’s two most recent fiscal years ended March 31, 2004 the Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

(e)	During the Company’s two most recent fiscal years ended March 31, 2004 there were no “reportable events” (hereinafter defined) requiring disclosure pursuant to Section 229.304(a)(1)(v) of Regulation S-K. As used herein, the term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.

(f)	The Company has requested that Ernst & Young furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from Ernst & Young dated April 22, 2004, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

16.1	Letter from Ernst & Young LLP pursuant to Item 304(a)(3) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau
Executive Vice President, Chief Financial Officer and Treasurer

Date: April 22, 2004

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